EXHIBIT 10.4
                             FIRST AMENDMENT TO THE
                    EMPLOYMENT AGREEMENT WITH PATRICK CARMAN
                               DATED JULY 15, 2004
                               -------------------

This First Amendment (Amendment) to the Employment Agreement (Employment Agreement) between Service 1st Bank located in Stockton, California (Bank) and Patrick Carman (Executive) is adopted, effective as of August 21, 2008, as set forth below.

The Bank and the Executive executed the Employment Agreement on July 15, 2004 (Agreement).

The undersigned parties hereby amend, in part, said Employment Agreement for the purpose of complying with section 409A of the Code. Therefore, the following change shall be made

1. Paragraphs 17 through and including 28 are hereby amended and renumbered as paragraphs 18 through 29 with corresponding adjustments made to any references to paragraphs 17 through and including 28 in the Agreement and a new paragraph 17 is added to read as follows:

         17. Delay Of Payment For Specified Employees. Notwithstanding any provision of this Agreement to the contrary, if Executive is a "specified employee," no distribution of severance pay under this Agreement may be made, or may commence, before the date which is 6 months after the date of Executive's "separation from service" within the meaning of Code section 409A(a)(2)(A)(i). For purposes of this section, "specified employee" shall mean an employee who at the time of Separation from Service is a key employee of the Bank, if any stock of the Bank is publicly traded on an established securities market or otherwise. For purposes of this Agreement, an employee is a key employee if the employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the twelve
                  (12) month period ending on December 31.

2. The language of this Amendment shall supersede the provisions of the Plan to the extent the Plan is inconsistent with the provisions of this amendment. Except as amended above, the remaining provisions of the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, the Bank and the Executive have caused this Amendment to be executed on this 22nd day of August 2008.

                                       BANK
                                       ----

                                       SERVICE 1ST BANK

                                       By: /s/ Bryan Hyzdu
                                           -------------------------------------

                                       Title:  Director
                                               ---------------------------------


                                       EXECUTIVE
                                       ---------

                                       /s/ Patrick Carman
                                       -----------------------------------------
                                       Patrick Carman


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